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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in (a) the Registration Statement (Form S-3, No. 33-56610) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (b) the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (c) the Registration Statement (Form S-8, No. 33-72008) pertaining to the 1991 Executive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (d) the Registration Statement (Form S-8, No. 33-37035) pertaining to the 1996 Incentive Stock Option Plan of IMPCO Technologies, Inc., (e) the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan, (f) the Registration Statement (Form S-8, No. 333-44085) pertaining to the 1997 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (g) the Registration Statement (Form S-8, No. 333-71544) pertaining to the 2000 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (h) the Registration Statement (Form S-3, No. 333-82110) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, and (i) the Registration Statement (Form S-3, No. 333-88690) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus of our report dated July 18, 2002, except for the 3rd paragraph of Note 1 and Note 13 as to which the date is July 23, 2002 with respect to the consolidated financial statements and financial statement schedule of IMPCO Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2002.


                                               /s/ Ernst & Young LLP

Long Beach, California
July 25, 2002